Exhibit 99.1

RCI Reports Strong Increase in 2Q21 EPS and Free Cash Flow

HOUSTON—May 10, 2021—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2021 second quarter ended March 31, 2021 and filed its Form 10-Q.

Highlights (all comparisons in this news release are 2Q21 vs. 2Q20 unless otherwise noted)

●	GAAP EPS of $0.68 compared to ($0.37)
●	Non-GAAP* EPS of $0.75 compared to $0.47
●	GAAP results included a $1.4 million impairment and $431,000 net non-operating gain (both pre-tax)
●	Net cash from operating activities of $11.0 million and free cash flow* of $9.0 million
●	$20.2 million cash and cash equivalents on March 31, 2021
●	Total revenues of $44.1 million (+9.0%)
●	Nightclubs segment revenues of $30.8 million with 34.0% operating margin (38.8% non-GAAP)
●	Bombshells segment revenues of $13.1 million with 23.9% operating margin (24.3% non-GAAP)

Eric Langan, President & CEO, said: “2Q21 reflected a continued rebound in financial performance through the COVID-19 pandemic. Nightclubs had their best overall performance since the pandemic began. Bombshells served up another strong quarter. This enabled us to keep our teams employed and generate higher levels of free cash flow and profitability. Once again, we thank our loyal customers, dedicated team members, and steadfast investors.

“We hope these trends continue as the COVID-19 situation continues to improve. As of today, 36 clubs and 10 Bombshells are open. Nightclubs and Bombshells sales exceeded $18 million in April. Restrictive curfews, which have affected many of our northern clubs, are beginning to end. Minnesota, where we have three clubs, lifted its 11 PM curfew on Friday. New York, where we have three clubs, plans to eliminate its midnight curfew May 31. We hope the curfew in Chicago, where we have one club, will be lifted soon.”

Conference Call Today at 4:30 PM ET

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Nightclubs Segment

●	Revenue was $30.8 million (-1.8%) with same-store sales +3.6%.
●	Cost of goods sold was 12.3% of segment revenue compared to 11.3% due to a lower proportion of service revenues, while other expenses in aggregate declined.
●	Segment profitability increased to $10.5 million from $2.3 million. GAAP operating margin expanded to 34.0% from 7.3% in 2Q20. There were $1.4 million and $8.0 million of impairments, respectively, in 2Q21 and 2Q20.
●	On a non-GAAP basis, profitability increased to $12.0 million (+16.1%) as operating margin expanded to 38.8% from 32.8%. This is the segment’s best performance since 2Q20, when the COVID-19 pandemic was declared mid-March 2020.

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●	During 2Q21, 29 of 38 clubs were open for the full quarter and 37 by period-end with 21 closed for several days in mid-February due to the Texas Freeze. Most locations limited occupancy voluntarily or in accordance with coronavirus safety plans. Not all clubs operated at full schedules in line with local government restrictions, although curfews became less restrictive, particularly in March. Currently, two clubs are temporarily closed.
●	During 2Q20, all 38 clubs were closed in mid-March 2020 as local and state restrictions went into effect.

Bombshells Segment

●	Bombshells revenue was $13.1 million (+49.2%) with same-store sales +48.7%.
●	Cost of goods sold was 22.8% of segment revenue compared to 24.7% due to higher revenue and lower cost of goods, while other expenses in aggregate as a percent of revenues also declined.
●	Segment profitability increased to $3.1 million (+356.7%). GAAP operating margin expanded to 23.9% from 7.8%. On a non-GAAP basis, profitability increased to $3.2 million (+240.7%) as operating margin expanded to 24.3% from 10.6%.
●	During 2Q21, all 10 Bombshells were open with the exception of several days due to the Texas Freeze. Capacity increased from 75% to 100% in mid-March.
●	During 2Q20, the nine existing Bombshells at the start of the quarter and a new location, which opened late January 2020, were closed in mid-March as restrictions went into effect.

Consolidated

●	Salaries and wages were 25.4% of revenues compared to 30.2%.
●	SG&A was 28.6% of revenues compared to 35.7%.
●	The improvements reflected better Nightclubs and Bombshells segment margins, cost-saving initiatives, and lower audit and legal fees as compared to the prior year.
●	Other charges, net, reflected the above-mentioned impairments in the Nightclubs segment.
●	Interest expense decreased 3.9% primarily due to lower debt balances.
●	Non-operating gains of $431,000 pre-tax were primarily due to debt extinguishment of forgiven loans.
●	Debt was $132.4 million at 3/31/21 compared to $134.8 million at 12/31/20. This reflected regular paydowns and debt extinguishment.

Note

●	As of the release of this report, we do not know the future extent and duration of the impact of COVID-19 on our businesses. Lower sales, as caused by local, state and national guidelines, could lead to adverse financial results. However, we will continually monitor and evaluate our cash flow situation and will determine any further measures to be instituted, including refinancing several of our debt obligations.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

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●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) impairment of assets, and (e) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) impairment of assets, (f) settlement of lawsuits, (g) gain on debt extinguishment, and (h) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 24.2% and 7.6% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2021 and 2020, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, and (i) gain on debt extinguishment. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2020 as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and percentage data)

	For the Three Months Ended March 31,				For the Six Months Ended March 31,
	2021		2020		2021		2020
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$20,273	46.0%	$16,919	41.9%	$37,633	45.6%	$37,662	42.4%
Sales of food and merchandise	9,538	21.6%	6,479	16.0%	18,147	22.0%	13,926	15.7%
Service revenues	11,502	26.1%	14,348	35.5%	21,562	26.1%	31,541	35.5%
Other	2,746	6.2%	2,680	6.6%	5,115	6.2%	5,691	6.4%
Total revenues	44,059	100.0%	40,426	100.0%	82,457	100.0%	88,820	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,730	18.4%	3,435	20.3%	6,992	18.6%	7,581	20.1%
Food and merchandise sold	3,029	31.8%	2,271	35.1%	5,918	32.6%	4,846	34.8%
Service and other	43	0.3%	76	0.4%	96	0.4%	131	0.4%
Total cost of goods sold (exclusive of items shown below)	6,802	15.4%	5,782	14.3%	13,006	15.8%	12,558	14.1%
Salaries and wages	11,200	25.4%	12,222	30.2%	22,686	27.5%	25,445	28.6%
Selling, general and administrative	12,618	28.6%	14,450	35.7%	24,770	30.0%	30,981	34.9%
Depreciation and amortization	2,117	4.8%	2,257	5.6%	4,140	5.0%	4,461	5.0%
Other charges, net	1,481	3.4%	8,190	20.3%	1,431	1.7%	8,164	9.2%
Total operating expenses	34,218	77.7%	42,901	106.1%	66,033	80.1%	81,609	91.9%
Income (loss) from operations	9,841	22.3%	(2,475)	-6.1%	16,424	19.9%	7,211	8.1%
Other income (expenses)
Interest expense	(2,364)	-5.4%	(2,459)	-6.1%	(4,798)	-5.8%	(4,944)	-5.6%
Interest income	62	0.1%	85	0.2%	122	0.1%	183	0.2%
Non-operating gains (losses), net	431	1.0%	(62)	-0.2%	5,347	6.5%	(134)	-0.2%
Income (loss) before income taxes	7,970	18.1%	(4,911)	-12.1%	17,095	20.7%	2,316	2.6%
Income tax expense (benefit)	1,938	4.4%	(1,418)	-3.5%	1,554	1.9%	175	0.2%
Net income (loss)	6,032	13.7%	(3,493)	-8.6%	15,541	18.8%	2,141	2.4%
Net loss attributable to noncontrolling interests	59	0.1%	41	0.1%	193	0.2%	41	0.0%
Net income (loss) attributable to RCIHH common shareholders	$6,091	13.8%	$(3,452)	-8.5%	$15,734	19.1%	$2,182	2.5%

Earnings (loss) per share
Basic and diluted	$0.68		$(0.37)		$1.75		$0.24

Weighted average shares outstanding
Basic and diluted	9,000		9,225		9,010		9,274

Dividends per share	$0.04		$0.04		$0.08		$0.07

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2021	2020	2021	2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$6,091	$(3,452)	$15,734	$2,182
Income tax expense (benefit)	1,938	(1,418)	1,554	175
Interest expense, net	2,302	2,374	4,676	4,761
Settlement of lawsuits	1	-	153	24
Impairment of assets	1,401	8,210	1,401	8,210
Loss (gain) on sale of businesses and assets	91	(7)	86	(37)
Gain on debt extinguishment	(380)	-	(5,329)	-
Unrealized loss on equity securities	34	62	67	134
Gain on insurance	(12)	(13)	(209)	(33)
Depreciation and amortization	2,117	2,257	4,140	4,461
Adjusted EBITDA	$13,583	$8,013	$22,273	$19,877

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$6,091	$(3,452)	$15,734	$2,182
Amortization of intangibles	79	157	158	313
Settlement of lawsuits	1	-	153	24
Impairment of assets	1,401	8,210	1,401	8,210
Loss (gain) on sale of businesses and assets	91	(7)	86	(37)
Gain on debt extinguishment	(380)	-	(5,329)	-
Unrealized loss on equity securities	34	62	67	134
Gain on insurance	(12)	(13)	(209)	(33)
Net income tax effect	(522)	(633)	(1,741)	(659)
Non-GAAP net income	$6,783	$4,324	$10,320	$10,134

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	9,000	9,225	9,010	9,274
GAAP diluted earnings (loss) per share	$0.68	$(0.37)	$1.75	$0.24
Amortization of intangibles	0.01	0.02	0.02	0.03
Settlement of lawsuits	0.00	-	0.02	0.00
Impairment of assets	0.16	0.89	0.16	0.89
Loss (gain) on sale of businesses and assets	0.01	(0.00)	0.01	(0.00)
Gain on debt extinguishment	(0.04)	-	(0.59)	-
Unrealized loss on equity securities	0.00	0.01	0.01	0.01
Gain on insurance	(0.00)	(0.00)	(0.02)	(0.00)
Net income tax effect	(0.06)	(0.07)	(0.19)	(0.07)
Non-GAAP diluted earnings per share	$0.75	$0.47	$1.15	$1.09

Reconciliation of GAAP operating income to non-GAAP operating income
Income (loss) from operations	$9,841	$(2,475)	$16,424	$7,211
Amortization of intangibles	79	157	158	313
Settlement of lawsuits	1	-	153	24
Impairment of assets	1,401	8,210	1,401	8,210
Loss (gain) on sale of businesses and assets	91	(7)	86	(37)
Gain on insurance	(12)	(13)	(209)	(33)
Non-GAAP operating income	$11,401	$5,872	$18,013	$15,688

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	22.3%	-6.1%	19.9%	8.1%
Amortization of intangibles	0.2%	0.4%	0.2%	0.4%
Settlement of lawsuits	0.0%	0.0%	0.2%	0.0%
Impairment of assets	3.2%	20.3%	1.7%	9.2%
Loss (gain) on sale of businesses and assets	0.2%	0.0%	0.1%	0.0%
Gain on insurance	0.0%	0.0%	-0.3%	0.0%
Non-GAAP operating margin	25.9%	14.5%	21.8%	17.7%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$10,972	$1,708	$17,246	$11,981
Less: Maintenance capital expenditures	1,986	1,090	2,591	2,111
Free cash flow	$8,986	$618	$14,655	$9,870

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2021	2020	2021	2020
Revenues
Nightclubs	$30,787	$31,367	$55,984	$69,226
Bombshells	13,135	8,803	26,141	19,153
Other	137	256	332	441
	$44,059	$40,426	$82,457	$88,820

Income (loss) from operations
Nightclubs	$10,468	$2,284	$18,963	$16,040
Bombshells	3,142	688	5,859	2,259
Other	(139)	(146)	(214)	(331)
General corporate	(3,630)	(5,301)	(8,184)	(10,757)
	$9,841	$(2,475)	$16,424	$7,211

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended March 31, 2021					For the Three Months Ended March 31, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$10,468	$3,142	$(139)	$(3,630)	$9,841	$2,284	$688	$(146)	$(5,301)	$(2,475)
Amortization of intangibles	47	3	29	-	79	57	4	96	-	157
Settlement of lawsuits	(4)	-	5	-	1	-	-	-	-	-
Impairment of assets	1,401	-	-	-	1,401	7,965	245	-	-	8,210
Loss (gain) on sale of businesses and assets	14	47	-	30	91	(3)	-	-	(4)	(7)
Loss (gain) on insurance	32	-	-	(44)	(12)	-	-	-	(13)	(13)
Non-GAAP operating income (loss)	$11,958	$3,192	$(105)	$(3,644)	$11,401	$10,303	$937	$(50)	$(5,318)	$5,872

GAAP operating margin	34.0%	23.9%	-101.5%	-8.2%	22.3%	7.3%	7.8%	-57.0%	-13.1%	-6.1%
Non-GAAP operating margin	38.8%	24.3%	-76.6%	-8.3%	25.9%	32.8%	10.6%	-19.5%	-13.2%	14.5%

	For the Six Months Ended March 31, 2021					For the Six Months Ended March 31, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$18,963	$5,859	$(214)	$(8,184)	$16,424	$16,040	$2,259	$(331)	$(10,757)	$7,211
Amortization of intangibles	94	7	57	-	158	114	8	191	-	313
Settlement of lawsuits	114	34	5	-	153	24	-	-	-	24
Impairment of assets	1,401	-	-	-	1,401	7,965	245	-	-	8,210
Loss (gain) on sale of businesses and assets	14	47	-	25	86	-	-	-	(37)	(37)
Gain on insurance	(165)	-	-	(44)	(209)	(20)	-	-	(13)	(33)
Non-GAAP operating income (loss)	$20,421	$5,947	$(152)	$(8,203)	$18,013	$24,123	$2,512	$(140)	$(10,807)	$15,688

GAAP operating margin	33.9%	22.4%	-64.5%	-9.9%	19.9%	23.2%	11.8%	-75.1%	-12.1%	8.1%
Non-GAAP operating margin	36.5%	22.7%	-45.8%	-9.9%	21.8%	34.8%	13.1%	-31.7%	-12.2%	17.7%

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$6,032	$(3,493)	$15,541	$2,141
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	2,117	2,257	4,140	4,461
Deferred income tax benefit	-	(1,005)	-	(1,155)
Loss (gain) on sale of businesses and assets	91	(6)	86	(36)
Impairment of assets	1,401	8,210	1,401	8,210
Unrealized loss on equity securities	34	62	67	134
Amortization of debt discount and issuance costs	50	68	101	129
Gain on debt extinguishment	(378)	-	(5,298)	-
Noncash lease expense	427	496	848	825
Gain on insurance	(44)	(13)	(294)	(33)
Doubtful accounts expense (reversal) on notes receivable	35	-	(58)	-
Changes in operating assets and liabilities:
Accounts receivable	1,704	(428)	3,137	1,917
Inventories	(9)	4	(31)	(137)
Prepaid expenses, other current assets and other assets	369	1,275	1,494	2,840
Accounts payable, accrued and other liabilities	(857)	(5,719)	(3,888)	(7,315)
Net cash provided by operating activities	10,972	1,708	17,246	11,981
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	8	54	8	105
Proceeds from insurance	44	13	294	945
Proceeds from notes receivable	35	46	61	403
Payments for property and equipment and intangible assets	(5,429)	(1,265)	(6,718)	(5,323)
Net cash used in investing activities	(5,342)	(1,152)	(6,355)	(3,870)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	2,176	562	2,176	880
Payments on debt obligations	(4,232)	(2,016)	(5,977)	(4,097)
Purchase of treasury stock	-	(2,047)	(1,794)	(8,488)
Payment of dividends	(360)	(368)	(720)	(647)
Payment of loan origination costs	(25)	-	(25)	-
Distribution to noncontrolling interests	-	(21)	-	(31)
Net cash used in financing activities	(2,441)	(3,890)	(6,340)	(12,383)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,189	(3,334)	4,551	(4,272)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	16,967	13,159	15,605	14,097
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,156	$9,825	$20,156	$9,825

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	September 30,	March 31,
	2021	2020	2020
ASSETS
Current assets
Cash and cash equivalents	$20,156	$15,605	$9,825
Accounts receivable, net	3,630	6,767	4,678
Current portion of notes receivable	214	201	675
Inventories	2,403	2,372	2,735
Prepaid expenses and other current assets	5,020	6,488	5,148
Assets held for sale	7,382	-	4,825
Total current assets	38,805	31,433	27,886
Property and equipment, net	175,153	181,383	182,234
Operating lease right-of-use assets, net	24,698	25,546	26,485
Notes receivable, net of current portion	2,892	2,908	4,087
Goodwill	45,686	45,686	47,109
Intangibles, net	73,070	73,077	74,251
Other assets	806	900	963
Total assets	$361,110	$360,933	$363,015

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,021	$4,799	$2,805
Accrued liabilities	12,321	14,573	8,671
Current portion of long-term debt, net	16,380	16,304	14,771
Current portion of operating lease liabilities	1,692	1,628	1,552
Total current liabilities	34,414	37,304	27,799
Deferred tax liability, net	20,390	20,390	20,503
Long-term debt, net of current portion and debt discount and issuance costs	116,032	125,131	125,669
Operating lease liabilities, net of current portion	24,583	25,439	26,275
Other long-term liabilities	357	362	374
Total liabilities	195,776	208,626	200,620

Commitments and contingencies

Equity
Preferred stock	-	-	-
Common stock	90	91	91
Additional paid-in capital	50,040	51,833	52,829
Retained earnings	115,811	100,797	109,703
Total RCIHH stockholders’ equity	165,941	152,721	162,623
Noncontrolling interests	(607)	(414)	(228)
Total equity	165,334	152,307	162,395
Total liabilities and equity	$361,110	$360,933	$363,015

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